Exhibit 5.1

90 SOUTH SEVENTH STREET • SUITE 4950 • MINNEAPOLIS, MINNESOTA 55402 TELEPHONE: +1.612.217.8800 • JONESDAY.COM

JULY 1, 2026

Anteris Technologies Global Corp.
Toowong Tower, Level 3, Suite 302
9 Sherwood Road
Toowong, QLD 4066
Australia

Re:	Registration Statement on Form S-3 of Anteris Technologies Global Corp.

Ladies and Gentlemen:

We have acted as counsel for Anteris Technologies Global Corp., a Delaware corporation (the “Company”), in connection with the registration for possible issuance and sale from time to time by the Company of (i) up to 2,346,936 shares (the “Warrant Shares”) of the common stock, par value $0.0001 per share (“Common Stock”), of the Company that are issuable upon the exercise of previously issued warrants to purchase Common Stock (the “Share Warrants”) issued pursuant to those certain subscription agreements, dated on or about October 23, 2025, between the Company and the investors party thereto and (ii) up to 3,038,064 shares of Common Stock (the “CDI Warrant Shares”), including Common Stock represented by CHESS Depositary Interests of the Company (together with the Warrant Shares and CDI Warrant Shares, the “Securities”), that are issuable upon the exercise of previously issued warrants to purchase CHESS Depositary Interests (together with the Share Warrants, the “Warrants”) issued pursuant to those certain confirmation letters, dated on or about October 23, 2025, between the Company and the investors party thereto, in each case as contemplated by the Registration Statement on Form S-3 (as the same may be amended from time to time,  the “Registration Statement”) filed by the Company to effect registration of the Securities under the Securities Act of 1933 (the “Securities Act”) and to which this opinion has been filed as an exhibit. The  Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based upon the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Securities, when issued upon the exercise of the Warrants pursuant to the terms and conditions of the Warrants, will be validly issued, fully paid and nonassessable.

AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLASDETROIT • DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRIDMELBOURNE • MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGHSAN DIEGO • SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

Anteris Technologies Global Corp.
July 1, 2026

With regard to our opinion above, we have assumed that (i) the Registration Statement, and any amendments thereto will remain effective at the time of issuance of any Securities thereunder), (ii) the resolutions of the Board of Directors of the Company authorizing the Company to issue and deliver the  Securities will remain in full force and effect at all times at which such  Securities are issued and delivered by the Company, and the Company will take no action inconsistent with such resolutions, and (iii) the  Securities will be issued in compliance with applicable federal and state securities laws.

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.  The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.  In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day